UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2007

SIRVA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes in the Board of Directors.

On September 17, 2007, Laban P. Jackson, Jr. resigned as a member of the Board of Directors (the “Board”) of SIRVA, Inc. (“SIRVA”), effective immediately.  Mr. Jackson’s resignation was due to other professional commitments and not the result of a disagreement with SIRVA on any matter relating to SIRVA’s operations, policies or practices.  In addition, an affiliate of ValueAct Capital Management, L.P. (“ValueAct”) reappointed Kelly J. Barlow to the Board as its second designated director, effective immediately.  ValueAct is one of SIRVA’s largest stockholders, with holdings including 60,000 shares of SIRVA’s 8% convertible perpetual preferred stock and one share of SIRVA’s series A preferred stock.  As a holder of SIRVA’s series A preferred stock,  ValueAct has the right to nominate and elect two directors to the Board.   Mr. Barlow previously served as a member of the Board but resigned, effective as of April 30, 2007, in connection with the reduction in the Board’s size from 15 to 10 members.

Employment Agreement

On September 18, 2007, SIRVA entered into a letter agreement (the “Employment Agreement”) with Robert Tieken, its Chief Executive Officer, with respect to Mr. Tieken’s employment.  The Employment Agreement is effective as of August 10, 2007.  On August 9, 2007, the Board appointed Mr. Tieken as SIRVA’s Chief Executive Officer.  Mr. Tieken had been serving as SIRVA’s interim Chief Executive Officer since April 1, 2007.  For further information regarding Mr. Tieken’s appointment, see Item 5.02 of SIRVA’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 9, 2007, which is incorporated herein by reference.

Under the Employment Agreement, Mr. Tieken will receive an annual base salary of $750,000, with a maximum annual cash bonus opportunity of up to 100% of his base salary under SIRVA’s Management Incentive Plan.  For 2007, Mr. Tieken’s annual bonus will not be less than $293,835.  Mr. Tieken is also entitled to participate in health, welfare and other benefits available to SIRVA’s executives, including a $16,800 annual company car allowance, personal financial consulting and two company-paid trips to his home in California.  Effective October 1, 2007, SIRVA will assign to Mr. Tieken the lease agreement and utilities for the apartment in Villa Park, Illinois currently occupied by Mr. Tieken.  Mr. Tieken will also be eligible to participate in SIRVA’s Senior Executive Severance Plan and, subject to Board approval and applicable law, to receive an equity award under SIRVA’s Amended and Restated Omnibus Stock Incentive Plan.

The description of the Employment Agreement set forth above is qualified in its entirety by reference to the actual terms of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

 (d)         Exhibits

10.1	Letter Agreement, dated September 17, 2007, from SIRVA, Inc. to Robert Tieken.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: September 20, 2007

	By:	/s/ Eryk J. Spytek
	Name:	Eryk J. Spytek
	Title:	Senior Vice President, General Counsel &
Secretary

Exhibit Index

Exhibit	Description

10.1	Letter Agreement, dated September 17, 2007, from SIRVA, Inc. to Robert Tieken.